EXHIBIT 4.13



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                                                                   EXHIBIT 4.13


                     FREQUENCY ELECTRONICS, INC.

                 1993 NONSTATUTORY STOCK OPTION PLAN



SECTION 1. PURPOSE AND SCOPE OF PLAN

     The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of key management employees, officers, and directors upon whose judgment, initiative, and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. These goals will be effectuated by granting Options to purchase stock to certain key management employees and directors of the Company. Such Options are not intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended.


SECTION 2. CERTAIN DEFINITIONS

     Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

     a.   "1933 Act" means the federal Securities Act of 1933, as amended;

     b.   "Board of Directors" means the Board of Directors of the Company;

     c. "Cause" shall mean such acts or conduct on the part of an employee or director which are contrary to the interests of the Company, as determined by the Board.

     d. "Change of Control" shall mean (i) an acquisition of the Company, which in the sole discretion of the Board immediately prior to such acqui-sition, is determined to be an acquisition hostile to, and not in the best interests of, the stockholders of the Company, or (ii) an acquisition of fifty percent (50%) or more of the combined voting power of the Company's then out-standing securities by any person, as such term is used in Sections 13(d) and 14(d)(ii) of the Securities Exchange Act of 1934, as amended (other than Martin B. Bloch), or (iii) a change in the composition of the Board so that a majority of the members of the Board immediately prior to such change of control or change in composition of the Board, is determined to be a change hostile to, and not in the best interests of, the stockholders of the Company.

     e. "Code" means the Internal Revenue Code of 1986, as amended (refer-ences herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as sub-sequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

     f. "Committee" means the committee of three Disinterested Directors, appointed by the Board pursuant to subsection 3(a), below, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

     g. "Common Stock" means shares of the Company's Common Stock, $1.00 par value;

     h. "Company" means Frequency Electronics, Inc. a Delaware corporation, and/or its Subsidiaries;

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                                                                   Exhibit 4.13

     i. "Disability" has the same meaning as "permanent and total dis-ability," as defined in Section 22(e)(3) of the Code;

     j. "Disinterested Director" means a member of the Board who has not been, during the period of one year prior to his or her service as an admini-strator of the Plan, and is not, during the period of such service, eligible to be granted or awarded Options under this Plan or any similar plan of the Company;

     k. "Eligible Participant" means a person who, at a particular time, is an employee, officer, or director of the Company or of any of its subsidiaries;

     l. "Fair Market Value" means the closing price of the Common Stock, as traded on the American Stock Exchange, on the Grant Date or, if there shall have been no trades of the Common Stock on such Grant Date, then the closing price of the Common Stock on the last date, prior to the Grant Date, when the stock was traded;

     m. "Grant Date" means the date on which the option is deemed to be granted to the Optionee, as determined by the Committee.

     n. "Option" means an Option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the Option;

     o. "Option Price" with respect to any particular Option means the ex-ercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

     p. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

     q. "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

     r.   "Plan" means this 1993 Nonstatutory Stock Option Plan of the Company;

     s. "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

     t. "Stock Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

     u. "Subject to an Option," or words to similar effect, means issuable pursuant to the exercise of an Option;

     v. "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

     w. "Transfer", with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a trans-fer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property set-tlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of

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                                                                  Exhibit 4.13

Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.


SECTION 3. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by the Nonstatutory Stock Option Com-mittee of the Board ofDirectors of the Company. The Committee shall consist of not less than three members of the Board of Directors.

     (b) The Committee and the president of Frequency Electronics, Inc. (the "President") shall each have full authority and discretion to determine, con-sistent with the provisions of this Plan, the Eligible Participants to be granted Options, the times at which Options shall be granted, the Option Price of the shares subject to each Option (subject to Section 7 of this Plan), the number of shares subject to each Option, the period during which each Option becomes exercisable, and the terms to be set forth on each Option certificate. The Committee also shall have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan.

     (c) The Committee's interpretation and construction of any provisions of this Plan or any Option granted hereunder shall be final, conclusive, and binding.


SECTION 4. ELIGIBILITY AND AWARD OF STOCK OPTIONS

     (a) The Board of Directors, upon recommendation of the Committee or of the President, may from time to time determine the Eligible Participants who shall be granted Options under this Plan. An Eligible Participant who has been granted an Option may be granted an additional Option or Options under this Plan if the Committee shall so determine. The granting of an Option under this Plan shall not affect any outstanding stock option previously granted to a Optionee under this Plan or any other plan of the Company.

     (b) Additional Options may be granted by the Board of Directors, upon recommendation of the Committee, at any time and from time to time to new Optionees, or to then Optionees, or to a greater or lesser number of Optionees, and may include or exclude previous Optionees. Options granted at different times need not contain similar provisions.

     (c) Notwithstanding the provisions of subsections 4(a) and (b), above, Options granted to an individual, not previously employed by the Company, as an inducement essential to entering a contract of employment with the Company, may not authorize the issuance of more than five percent (5%) of the Company's issued and outstanding Common Stock.


SECTION 5. SHARES OF STOCK SUBJECT TO PLAN

     Subject to the provisions of Section 13 of this Plan, the number of shares that may be issued pursuant to the Options granted by the Committee under this Plan shall not exceed two hundred fifty thousand (250,000) shares of the Common Stock of the Company, provided however that the maximum number of shares that may be issued pursuant to Options granted under this Plan shall not exceed: (i) five percent (5%) of the total number of shares of the issued and outstanding Common Stock in any one year or (ii) ten percent (10%) of the total number of shares of the issued and outstanding Common Stock in any five-year period.
Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the

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                                                                  Exhibit 4.13

Company and held in treasury. Any shares subject to an Option under this Plan that expires for any reason or is terminated unexercised as to such shares may again be subject to an Option under this Plan.


SECTION 6. STOCK OPTION AGREEMENTS

     Options granted pursuant to this Plan shall be authorized by the Board of Directors of this Company and shall be evidenced by such Stock Option Agree-ments or other agreements, in such form as the Board of Directors, upon recom-mendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the terms and conditions of this Plan.


SECTION 7. OPTION PRICE

     (a) Each Option shall state the number of shares to which it pertains and shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted, but in no event shall such Option Price be less than the par value of the Common Stock.

     (b) The Option Price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by check, provided, however, that the Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability set forth in subsection 8(c), below, with respect to the exercise of an Option either by surrendering shares of Common Stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered Common Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith.

     (c) The Company may, at the sole discretion of the President and/or the Committee, lend to an Optionee the full amount of the Option Price, or any por-tion thereof, on such terms and conditions as the Company and the Optionee shall agree.

     (d) If the Committee permits an Optionee to pay any portion of the Option Price and/or tax withholding liability with shares of Stock with respect to the exercise of an Option (the "Underlying Option") as provided in subsection 7(b), above, then the Committee, in its discretion, may grant to such Optionee (but only if Optionee remains an Eligible Participant at that time) additional Options, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a "Replacement Option"). Each Replacement Option will be evidenced by an Option Agreement. Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any Vesting Period) and will be coter-minous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

     (e) The cash proceeds from the sales of Common Stock pursuant to the exercise of Options are to be added to the general funds of the Company and used for its corporate purposes.


SECTION 8. TERM AND EXERCISE OF OPTIONS

     (a) Subject to the provisions of subsection 8(c) and Sections 11, 12, and 13, below, the terms of exercisability of each Option granted hereunder shall be determined by the President and the Committee at their discretion.

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                                                                   Exhibit 4.13

     (b) An Option may be exercised to the extent exercisable by: (i) giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 8(c), below; and (ii) giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the
1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any govern-mental agency.

     (c) As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an Option granted under this Plan, the Committee, in its discretion, may request that the Optionee pay to the Company in cash, or in such other form as the Committee may determine, the amount of the Com-pany's tax withholding liability required in connection with such exercise. For purposes of this subsection 8(c), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.


SECTION 9. NONTRANSFERABILITY

     All Options granted under this Plan shall be nontransferable by the Optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime, only by him or her.


SECTION 10. REQUIREMENTS OF LAW

     The granting of Options and the issuance of shares of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.


SECTION 11. TERMINATION OF EMPLOYMENT

     (a) If an Optionee shall cease to be employed by, or cease to serve as a director of, the Company as a result of early retirement or retirement for age or disability, all in accordance with applicable Company policies, all out-standing Options held by such Optionee shall become immediately exercisable in full and shall remain exercisable in full during the full term of the remaining period of exercisability of such Option.

     (b) Termination of an Optionee's employment or service by the Company for Cause in accordance with applicable Company policies shall result in the im-mediate cancellation of all outstanding Options held by such Optionee, whether or not such Options are then exercisable as of the date of such termination, unless the Board of Directors, in its discretion, shall determine otherwise.

     (c) If an Optionee shall cease to be employed by, or serve with, the Com-pany for any reason other than those set forth in subsections 11(a) and (b), above, such Optionee may, but only within a period of 90 days beginning the day following the date of such termination of employment, exercise his or her Op-tion, to the extent that such Optionee was entitled to exercise it at the date of such termination.

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                                                                  Exhibit 4.13

SECTION 12. DEATH OF OPTIONEE

     In the event of the death of an Optionee while in the employ of the Com-pany or its Subsidiaries, the Option theretofore granted shall be exercisable only by the proper beneficiary within a period of one year after the date of death and then only if and to the extent that the Optionee was entitled to exercise it at the date of death. In the case of an Optionee who dies sub-sequent to the termination of his or her employment or term of service with the Company in accordance with subsections 11(a) or (c), such deceased Op-tionee's legal heirs or estate shall have the right to exercise all outstanding Options to the extent that such deceased Optionee was entitled to exercise them at the date of his or her death.


SECTION 13. CHANGE IN CONTROL

     In the event there shall be a Change in Control of the Company, all out-standing Options theretofore granted under this Plan shall become immediately exercisable and shall remain exercisable during the full term of the remaining respective periods of exercisability of such Options.


SECTION 14. ADJUSTMENTS

     In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassifica-tion, merger, consolidation, combination, or exchange of shares, or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding Option and the Option Prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. Notwithstanding the foregoing, no adjustment shall be made in the number of shares subject to outstanding Options or in the number of shares subject to this Plan that would result in Options granted under this Plan authorizing the issuance of a number of shares: (i) which shall exceed five percent (5%) of the total number of shares of the Company's issued and out-standing Common Stock in any one year or to individuals not previously employed by the Company, or (ii) which shall exceed ten percent (10%) of the total number of shares of the Company's issued and outstanding Common Stock in any five-year period. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.


SECTION 15. CLAIM TO STOCK OPTION, OWNERSHIP, OR EMPLOYMENT RIGHTS

     No employee or other person shall have any claim or right to be granted Options under this Plan. No Optionee, before issuance of the stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to be retained in the employ of the Company or a Subsidiary.


SECTION 16. UNSECURED OBLIGATION

     Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts that may become payable to any Optionee.

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                                                                  Exhibit 4.13

SECTION 17. EXPENSES OF PLAN

     The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.


SECTION 18. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which the person may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in satisfaction of judgment in any such action, suit, or proceeding against the person, provided the Company shall be given an opportunity, at its own expense, to handle and defend the action on the individual's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power than the Company may have to indemnify them or hold them harmless.


SECTION 19. AMENDMENT AND TERMINATION

     Unless this Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted after October 13, 2003. The Board of Directors may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board of Directors may not without prior approval by the Company's shareholders:

     (a) Increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan except as provided in Section 13, above; or

     (b)  Extend the period during which Options may be granted.


SECTION 20.   APPLICABILITY OF PLAN TO OTHER OUTSTANDING STOCK OPTIONS

     This Plan shall not affect the terms and conditions of any other statutory or nonstatutory stock options heretofore granted to any employee of the Company or its Subsidiaries or to any other person under any other plan relating to statutory or nonstatutory stock options, nor shall it affect any of the rights of any employee to whom such a statutory or nonstatutory stock option was granted.


SECTION 21. EFFECTIVE DATE OF PLAN

     The plan shall become effective as of July 15, 1993.

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